Exhibit 99.1

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

December 31, 2013

Consolidated Financial Statements

With

Independent Auditor’s Report

Independent Auditor’s Report

Board of Directors

Trans Ova Genetics, L.C. and Subsidiaries

Sioux Center, Iowa

We have audited the accompanying consolidated financial statements of Trans Ova Genetics, L.C. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trans Ova Genetics, L.C. and Subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Frost, PLLC

Certified Public Accountants

Little Rock, Arkansas

October 22, 2014

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2013

Assets

Current assets
Cash	$865,027
Accounts receivable, less allowance for doubtful accounts of $2,200,288	12,119,389
Inventory	17,153,577
Prepaid expenses	485,619

Total current assets	30,623,612

Property, plant and equipment, net	13,911,539

Other assets
Intangible assets - finite-lived, net	803,966
Other	375,311

Total other assets	1,179,277

Total assets	$45,714,428

Liabilities and Equity

Current liabilities
Accounts payable	$4,054,108
Other current liabilities	5,687,724
Lines of credit	498,000
Current portion of notes payable and long-term debt	1,336,995

Total current liabilities	11,576,827

Notes payable and long-term debt, less current portion	11,045,674

Total liabilities	22,622,501

Equity
Members’ equity	22,985,057
Noncontrolling interest in consolidated entity	106,870

Total equity	23,091,927

Total liabilities and equity	$45,714,428

The accompanying notes are an integral part of these consolidated financial statements.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Consolidated Statement of Operations

For the Year Ended December 31, 2013

Revenue
Product revenue	$33,409,345
Service revenue	28,788,621
Other	1,032,820

Total revenue	63,230,786

Cost of sales
Cost of product	32,208,863
Cost of service	16,657,337

Total cost of sales	48,866,200

Gross profit	14,364,586

Other operating expenses
Sales and marketing	1,505,042
General and administration	7,876,510
Research and development	1,466,433

Total other operating expenses	10,847,985

Income from operations	3,516,601

Other income (expense)
Interest income and finance charge revenue	820,304
Dissolution loss on disposal from noncontrolling interest	(39,877)
Rental income	60,135
Miscellaneous income	428,674
Interest expense	(426,985)

Total other income	842,251

Net income	4,358,852

Net loss attributable to noncontrolling interest	(506,265)

Net income attributable to members’ equity	$4,865,117

The accompanying notes are an integral part of these consolidated financial statements.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Consolidated Statement of Equity

For the Year Ended December 31, 2013

	Members’ Equity	Noncontrolling Interest in Consolidated Entity	Total Equity

Balance - January 1, 2013	$19,825,515	$155,733	$19,981,248

Members’ distributions	(1,113,845)	—	(1,113,845)

Accrued distributions	(1,064,000)	—	(1,064,000)

Capital contribution from noncontrolling interest	—	885,599	885,599

Unit-based compensation to noncontrolling interest	—	4,196	4,196

Dissolution loss on disposal of noncontrolling interest	—	39,877	39,877

Noncash additional paid-in capital from change in investment basis	472,270	(472,270)	—

Net income (loss)	4,865,117	(506,265)	4,358,852

Balance - December 31, 2013	$22,985,057	$106,870	$23,091,927

The accompanying notes are an integral part of these consolidated financial statements.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

Cash flows from operating activities
Net income	$4,358,852
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,823,657
Amortization	240,293
Provision for bad debts	567,434
Gain on sale of property, plant and equipment	(156,136)
Unit-based compensation to noncontrolling interest	4,196
Dissolution loss on disposal of noncontrolling interest	39,877
Gain from debt forgiveness	(116,667)
Changes in operating assets and liabilities
Accounts receivable	(1,209,969)
Inventory	2,984,180
Prepaid expenses	(98,205)
Other assets	(7,415)
Accounts payable	318,884
Other current liabilities	1,182,374

Net cash provided by operating activities	9,931,355

Cash flows from investing activities
Purchases of property, plant and equipment	(3,228,592)
Proceeds from sale of property, plant and equipment	561,017
Net change in swine breeding herd animals	6,575
Payments for intangible assets	(101,306)

Net cash used by investing activities	(2,762,306)

Cash flows from financing activities
Net payments on lines of credit	(10,854,000)
Proceeds from issuance of notes payable and long-term debt	7,050,000
Repayments on notes payable and long-term debt	(1,363,527)
Members’ distributions	(2,748,845)
Capital contributions from noncontrolling interest	885,599

Net cash used by financing activities	(7,030,773)

Net increase in cash	138,276

Cash - beginning of year	726,751

Cash - end of year	$865,027

Supplementary disclosure of cash flow information
Cash paid during the year for interest	$461,674

Supplementary disclosures of noncash transactions
Accrued distributions	$1,064,000
Debt forgiveness	116,667

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

1.	Summary of Significant Accounting Policies

a.	Nature of operations – Trans Ova Genetics, L.C. and Subsidiaries (the “Company”), an Iowa limited liability company, was formed on November 14, 2000. Prior to that date, the Company operated as a division of Pro Edge LP. The majority owner is the partnership, Pro Edge LP.

Trans Ova Genetics, L.C. (“TOG”) offers bovine embryo transfer, in-vitro fertilization and related reproductive services, with primary locations in Iowa, Maryland, Missouri, Oklahoma and Texas.

TOG previously owned 80% of Trans Ova Genetics International, LLC (“TOGI”), which was created in February 2011 for the purpose of expanding operations and customer base in Russia. TOGI was dissolved in 2013.

TOG owns 100% ViaGen, L.C. (“ViaGen”), an Iowa limited liability company acquired by TOG in 2012. Future sales growth in excess of specific revenue milestones, or any future sale of ViaGen’s investment in Exemplar Genetics, LLC (“Exemplar”), would trigger additional contingent payments. ViaGen was founded in Texas in January 2002. ViaGen provides gene banking, commercial cloning and genomic services in the United States and licenses technology globally.

Exemplar was founded in Iowa in February 2008. Exemplar produces and markets genetically engineered swine to be used in medical and genetic research with primary locations in Iowa and South Dakota. Through Exemplar’s involvement in the medical and genetic research field, Exemplar receives government grants for use in research and development. As of December 31, 2013, TOG owns 27% and ViaGen owns 26% of Exemplar.

Bovance was incorporated in Delaware in September 2007. Bovance offers bovine cloning services with primary locations in Iowa and Texas. In 2013, Bovance was dissolved and all operations are now reported under ViaGen.

b.	Principles of consolidation – The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

c.	Use of estimates – The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.	Cash equivalents – The Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents. As a result of the Company’s cash management system, checks issued but not presented for payment, may create negative financial statement cash balances. Checks outstanding in excess of related cash balances totaling approximately $1,185,000 at December 31, 2013 are included in accounts payable. The Company had no cash equivalents at December 31, 2013.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

1.	Summary of Significant Accounting Policies (cont.)

e.	Inventory – Inventory includes livestock used in providing reproductive services, live swine finisher inventories, feed and other inventory which is valued at the cost of acquisition based on a first in, first-out method or market. The work in process inventory relates to the accumulated cost including embryo, production costs, yardage cost and related items associated with providing these services and are valued at the lower of cost or market.

f.	Swine breeding herd animals – Purchased breeding swine are recorded at cost and amortized over their useful lives, which is 24 months. Raised breeding swine are valued at accumulated cost, which includes cost of feed, supplies, labor and production overhead prior to mating, and amortized over their useful lives, which is 24 months. In accordance with industry practice, all swine breeding stock is included in the accompanying consolidated balance sheet as property, plant and equipment, net.

g.	Trade accounts receivable – Accounts receivable consists of credit extended to the Company’s customers in the normal course of business and are reported net of an allowance for doubtful accounts. The Company reviews its customer accounts on a periodic basis and records bad debt expense for specific amounts the Company evaluates as uncollectible. In addition, the Company provides an allowance for potential uncollectible amounts that have not been specifically identified. Past due status is determined based upon contractual terms. Amounts are written off at the point when collection attempts have been exhausted. Management estimates uncollectible amounts considering such factors as current economic conditions and historic and anticipated customer performance. This estimate can fluctuate due to changes in economic, industry or specific customer conditions which may require adjustment to the allowance recorded by the Company. Management has included amounts believed to be uncollectible in the allowance for doubtful accounts.

h.	Property, plant and equipment – Property, plant and equipment are stated at cost. Depreciation is recorded using the straight-line method based on the following useful lives:

Buildings	15 - 20 years
Leasehold improvements	7 -15 years
Equipment and fixtures	3 - 7 years
Vehicles	3 - 5 years

i.	Intangible assets – finite-lived, net – Intangible assets – finite-lived, net, consist of purchased intangibles, which consist primarily of customer relationships and intellectual property. Customer relationships are amortized using the straight-line method over a range of 4 to 20 years. Intellectual property is amortized using the straight-line method over a 10-year period.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

1.	Summary of Significant Accounting Policies (cont.)

j.	Impairment of long-lived assets – The Company reviews the carrying value of its long-lived assets for impairment whenever triggering events or changes in circumstances indicate that the carrying value of an asset may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying amount exceeds the fair value of assets. The factors considered by management in performing this assessment include operating results, trends, prospects, as well as the effects of obsolescence, demand, competition and other economic factors. Based upon management’s assessment of impairment of the existing assets, no triggering events or changes in circumstances indicated that an impairment loss should be recognized at December 31, 2013.

k.	Income taxes – No provision has been made in the consolidated financial statements for federal and state income taxes since the income is taxable to the respective owners, not to the Company.

The Company’s policy with respect to evaluating uncertain tax positions is based upon whether management believes it is more likely than not uncertain tax positions will be sustained upon review by the taxing authorities, then the Company shall initially and subsequently measure the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The tax positions must meet the more-likely-than-not recognition threshold with consideration given to the amounts and probabilities of the outcomes that could be realized upon settlement using the facts, circumstances and information at the reporting date. The Company will reflect only the portion of the tax benefit that will be sustained upon resolution of the position and applicable interest on the portion of the tax benefit not recognized. Based upon management’s assessment, there are no uncertain tax positions expected to have a material impact on the Company’s consolidated financial statements.

The Company is no longer subject to U.S. federal and state examinations by tax authorities for years before 2010. The Company’s federal and state tax returns are not currently under examination. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. During the year ended December 31, 2013, the Company did not recognize any interest or penalties. The Company did not have any interest or penalties accrued at December 31, 2013.

l.	Revenue recognition – Service revenues are recognized when persuasive evidence of an agreement exists; the services are provided; the Company’s price to the buyer is fixed and determinable; and the collectibility of revenues is reasonably assured.

m.	Government grants – During the year ended December 31, 2013, the Company applied for and was awarded several grants from the United States National Institutes of Health for cardiovascular disease and lung disease research. The grants reimburse the Company for expenses relating to the fostering of research and prevention for diseases. The Company recognized $896,648 in grant income under the above mentioned grants for the year ended December 31, 2013. The Company had outstanding receivable balances in the amount of $90,412 recorded under these grants for 2013.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

1.	Summary of Significant Accounting Policies (cont.)

n.	Research and development costs – Research and development costs are expensed as incurred.

o.	Shipping and handling costs – All shipping and handling costs are included in cost of sales in the accompanying consolidated statement of operations.

p.	Advertising costs – Advertising costs are expensed as incurred. Advertising costs were approximately $241,000 in 2013.

2.	Inventory

Inventory consists of the following:

Supplies, semen and embryos	$1,066,657
Work in process	3,518,582
Livestock	10,253,450
Feed	2,307,967
Other	6,922

$17,153,578

3.	Property, Plant and Equipment, Net

Property, plant and equipment, net, consist of the following:

Land	$2,198,700
Buildings	9,328,369
Leasehold improvements	1,484,821
Equipment and fixtures	8,300,741
Vehicles	1,775,244
Land improvements	2,538,663
Construction in progress	2,419

25,628,957
Accumulated depreciation	(11,741,443)

13,887,514
Swine breeding herd animals, net	24,025

Property, plant and equipment, net	$13,911,539

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

4.	Intangible Assets – Finite-Lived, Net

The Company’s components of other intangible assets and related accumulated amortization are as follows:

	Gross	Accumulated Amortization	Net

Customer relationship	$1,146,000	$605,857	$540,143
Intellectual property	362,223	98,400	263,823

	$1,508,223	$704,257	$803,966

Total amortization expense for customer relationship and intellectual property was $240,293 for the year ended December 31, 2013.

Estimated amortization expense is as follows:

2014	$233,424
2015	165,007
2016	61,722
2017	39,651
2018	39,646
Thereafter	264,516

$803,966

5.	Lines of Credit, Notes Payable and Long-Term Debt

Lines of credit consist of the following:

Exemplar $700,000 revolving line of credit with American State Bank, matures in November 2014. The note bears interest at 4.5% per annum, collateralized by substantially all of the Company’s assets.	$498,000

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

5.	Lines of Credit, Notes Payable and Long-Term Debt (cont.)

Notes payable and long-term debt consists of the following:

TOG note payable to American State Bank, payable in monthly installments of $39,234, including interest at a fixed rate of 3.95%, maturing April 2033, collateralized by all assets of the Company.	$6,285,044

TOG forgivable loans from the Iowa Economic Development Authority. Loans are potentially forgiven based upon new job creation criteria. Because certain job creation milestones must be met and maintained, forgiveness or repayment is uncertain and the exact maturity has yet to be determined. Default interest is 6.00%. Loans are collateralized by assets financed.	4,393,453

TOG $750,000 equipment loan with First National Bank of Omaha, which matures September 2017. The loan bears interest at a rate of 3.72%. The loan is collateralized by substantially all of the Company’s assets, excluding real estate.	438,550

Exemplar noninterest-bearing note payable to the Iowa Economic Development Authority, payable in monthly installments of $2,500, balance due September 2018, collateralized by certain members’ letters of credit.	290,000

Exemplar noninterest bearing note payable to the Iowa Economic Development Authority, payable in monthly installments of $3,333, balance due May 2020, collateralized by certain members’ letters of credit.	253,333

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

5.	Lines of Credit, Notes Payable and Long-Term Debt (cont.)

Exemplar convertible promissory note totaling $250,000, payable to a related party, interest only payments due quarterly at a fixed rate of 7.0%, principal due August 2015. The note is convertible for the unpaid principal balance at a price of $2.75 per unit (rounded to the nearest whole unit). Accrued interest as of the date of the conversion is required to be paid in cash. The conversion is exercisable by written notice from the holder on or before the maturity date.	$250,000

Exemplar forgivable loan from the South Dakota Economic Development Finance Authority, forgivable in the event that if the Company reaches certain milestones as determined by the loan agreement, the unpaid balance of the loan would be forgiven by the lender. The loan is payable in monthly installments of $1,568, including interest at a fixed rate of 5.00%, with a balloon payment due in 2015, collateralized by real estate.	206,159

Exemplar note payable to Sioux County Revolving Fund bearing interest at 3.00%, interest accrues monthly and is payable in monthly installments of $1,446, with the note maturing on November 1, 2019, collateralized by real estate.	92,721

Other	173,409

12,382,669
Less current portion	1,336,995

Notes payable and long-term debt, less current portion	$11,045,674

The revolving line of credits contains certain restrictive covenants that include maintaining minimum tangible net worth, maximum allowable annual capital expenditures and working capital. The Company was in compliance with these covenants at December 31, 2013. The amount available under the revolving line of credits is based on eligible accounts receivable and inventory or the maximum line of credit amount. At December 31, 2013, the amount available under the revolving line of credits was $10,000,000.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

5.	Lines of Credit, Notes Payable and Long-Term Debt (cont.)

Future annual maturities of notes payable and long-term debt are as follows:

2014	$1,336,995
2015	1,698,792
2016	1,250,425
2017	357,861
2018	354,771
Thereafter	7,383,825

$12,382,669

6.	Leases

The Company leases cattle yards, animal care facilities, swine facilities and equipment under noncancelable operating leases that expire in 2018. Operating leases and rent expense included in the statement of operations amounted to approximately $1,687,000 at December 31, 2013.

Minimum lease payments under the operating leases with terms in excess of one year are as follows:

2014	$173,750
2015	32,917
2016	33,302
2017	33,302
2018	14,881

$288,152

7.	Related Party Transactions

The Company transacts business with entities under common ownership and management. Pro Edge LP pays wages for the Company utilizing a common pay master account with these amounts then reimbursed by the Company on a monthly basis. The Company had outstanding accounts payable due to these affiliates in the amount of $1,217,601 as of December 31, 2013.

The Company had additional accounts receivable from a related party of approximately $211,000 as of December 31, 2013. The Company had sales of approximately $64,000 to the related party during 2013. Additionally, the Company had accounts payable due to members of $12,342 as of December 31, 2013.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

8.	Benefit Plans

The Company sponsors a 401(k) savings plan covering all employees of the Company who have completed six months of service and have reached the age of 21. Participants may elect to contribute from 1% to 60% of their salary annually and the Company will match up to 50% of the employee’s contribution, subject to certain limitations. Total expense related to this plan was $241,008 for 2013.

9.	Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables and equivalents with financial institutions. The Company controls credit risk through credit approvals, credit limits and monitoring procedures. The Company performs ongoing credit evaluations of its customers, but generally does not require collateral to support accounts receivable.

At December 31, 2013 and at various times throughout the year, the Company maintains cash and cash investment balances with a financial institution in excess of Federal Deposit Insurance Corporation insured limits.

10.	Commitments and Contingencies

On March 6, 2012, the Company was named as a defendant in a licensing and patent infringement suit brought by XY, Inc. alleging that certain of the Company’s activities breach a licensing agreement and infringe on patents that XY, Inc. allegedly owns. The Company is reviewing, defending and filing counter claims in the case. Based on advice from legal counsel, the Company believes that XY, Inc.’s complaints are without merit; however, no assurance can be given that this matter will be resolved in the Company’s favor.

From time to time, the Company is involved in lawsuits which occur during the normal course of business. Management vigorously defends these actions when they occur and believes no potential material losses from such litigation exists at December 31, 2013.

11.	Share-Based Compensation

Effective August 2010, the Company approved a membership interest unit option plan. ASC 718, “Share-Based Payments,” establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the Company’s equity instruments or that may be settled by the issuance of those equity instruments. The fair value of the stock options was computed using the Black-Sholes model was $21,000 at the measurement date or grant date with the amount being capitalized in intangible assets – finite-lived, net. Expected volatility was measured based on historical volatility of the stock prices of Pro Edge LP. The stock options expire December 31, 2014.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

11.	Share-Based Compensation (cont.)

Exemplar has a membership interest unit option plan. The plan was amended December 1, 2013 and is authorized to grant options up to a maximum of 500,000 options, with an eligible increase in options as determined by the Board of Managers and requiring an amendment to the operating agreement. Such options will be granted to eligible participants who are, at the time of such grant, employees of the Company, including employees who are officers of Exemplar and to persons who are, at the time of such grant, not employees of Exemplar but are deemed by the manager to be important to the future success of Exemplar or its affiliates. The fair value of the unit options was computed using the Black-Sholes model and is estimated at $605,025 at the measurement date or grant date. Compensation expense is recognized over the awards requisite service period during the vesting period ranging from one to three years. Compensation expense of $4,196 was recognized during the year ended December 31, 2013. In May 2013, an employee’s position was eliminated and the employee did not exercise the membership unit options in the required 60 days; therefore, 5,000 membership unit options were forfeited during 2013.

Assumptions used for the valuation of Exemplar’s unit option awards granted during the year ended December 31, 2013 consisted of the following:

Key assumptions
Risk-free interest rate	2.55%
Expected life in years	10
Expected volatility (over expected life)	35.00%
Expected dividend yield (over expected life)	0.00%

As of December 31, 2013, there was $248,425 of total unrecognized compensation cost related to nonvested unit options.

A summary of Exemplar’s plan options outstanding is as follows:

	Options	Weighted- Average Exercise Price Per Share

Balance - January 1, 2013	220,000	1.57
Granted	183,000	2.75
Exercised	—	—
Expired	—	—
Forfeited	(5,000)	2.50

Outstanding - December 31, 2013	398,000	$2.10

No options have been exercised under the current plan.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

11.	Share-Based Compensation (cont.)

Changes in Exemplar’s nonvested options are summarized as follows:

	Options	Weighted- Average Exercise Price Per Share

Balance - January 1, 2013	3,400	2.50
Granted	183,000	2.75
Vested	(3,400)	2.50
Forfeited	—	—

Nonvested - December 31, 2013	183,000	$2.75

The following table summarizes information about Exemplar’s unit options outstanding:

	Options Outstanding
Range of Exercise Prices	Number Outstanding at December 31, 2013	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price

$1.50	205,000	4.0	$1.50
2.50	10,000	7.0	2.50
2.75	183,000	10.0	2.75

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

12.	Subsequent Events

Effective August 8, 2014 (the “Closing Date”), Intrexon Corporation (“Intrexon”) purchased 100% of the membership interests of TOG. Intrexon and TOG intend to build upon TOG’s current platform with new capabilities to allow for even higher levels of delivered value to dairy and beef cattle producers. The consideration paid at closing for all the membership interests in TOG consisted of $60,000,000 in cash and the issuance of 1,444,388 shares of Intrexon’s common stock. In addition, $20,000,000 in deferred cash is payable in three equal installments upon the first, second and third anniversaries of the Closing Date (the “Base Consideration”). The Purchase Agreement also provides for (i) the payment to former equity holders of TOG of the aggregate amounts of certain debts, together with accrued interest, currently owed by TOG to governmental entities in the event and to the extent that those debts are forgiven by the relevant governmental entities; and (ii) the payment to such former equity holders of a portion of certain cash proceeds in the event there is an award under currently pending litigation matters to which TOG is a party (together with the Base Consideration, the “Purchase Agreement Consideration”). The Purchase Agreement Consideration is subject to further adjustment as described in the Purchase Agreement.

In August 2014, TOG and the Iowa Economic Development Authority (“IEDA”) finalized a settlement agreement on outstanding forgivable loans. TOG has agreed to pay IEDA $1,465,561 in quarterly payments of $183,195, beginning October 1, 2014, with a maturity date of July 1, 2016, in satisfaction of all of its obligations. As of the forgiveness date, total outstanding debt and other liabilities to IEDA was $4,630,657, resulting in debt forgiveness of $3,165,096.

The Company has been made aware of a threatened lawsuit from certain former members of the Company whose units were purchased prior to the Intrexon acquisition, but no claim has been filed as of the date hereof. The Company believes any such claim is without merit and denies any misrepresentations or wrongdoing. The Company intends to vigorously defend itself in response to any legal action that is actually commenced. The Company has not accrued any liability related to this threatened litigation.

The Company evaluated the events and transactions subsequent to its December 31, 2013 consolidated balance sheet date and determined there were no significant events, other than disclosed above, necessary for disclosure through October 22, 2014, which is the date the Company issued its consolidated financial statements.